UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INCYTE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Incyte Corporation

1801 Augustine Cut-Off

Wilmington, Delaware 19803

Supplement to Proxy Statement for Annual Meeting of Stockholders

Wednesday, June 12, 2024

9:00 AM Eastern Daylight Time

1815 Augustine Cut-Off, Wilmington, Delaware 19803

This supplement, dated May 30, 2024, supplements the definitive proxy statement (the “Proxy Statement”) of Incyte Corporation (the “Company” or “Incyte”) filed with the Securities and Exchange Commission on April 29, 2024, relating to the Company’s Annual Meeting of Stockholders to be held on June 12, 2024 (the “2024 Annual Meeting”).

Incyte is providing the following supplemental information regarding its executive compensation program as discussed in the section under the heading “Executive Compensation – Compensation Discussion and Analysis” of the Proxy Statement.

Make-Whole Equity Award to Dr. Cagnoni

As disclosed in the Proxy Statement, in connection with Dr. Pablo J. Cagnoni joining Incyte as President, Research and Development, Dr. Cagnoni received an initial grant of RSUs on June 5, 2023 to acquire 192,400 shares, which vest in four equal annual installments commencing June 1, 2026, subject to Dr. Cagnoni’s continued service through such dates. In determining the value of this initial equity grant, Incyte recognized that Dr. Cagnoni would be forfeiting certain equity compensation from his previous employer in order to join Incyte.  Accordingly, this initial RSU grant made to Dr. Cagnoni was designed as a make-whole award to offset the estimated value of such forfeited compensation. In addition, as described in the Proxy Statement, the time-based vesting of this award serves a critical retention function.

In light of the rationale described in the Proxy Statement, and the additional information set forth in this supplement, Incyte’s Board reiterates its original recommendation to vote FOR Item 2 – the Advisory Vote to Approve Executive Compensation.